Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  JUNE 3, 2004

                          BLACK WARRIOR WIRELINE CORP.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                  0-18754                      11-2904094
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(State or other jurisdiction  (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)


                 100 ROSECREST LANE, COLUMBUS, MISSISSIPPI 39701
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (662) 329-1047
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On June 3, 2004, Black Warrior Wireline Corp. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Multi-Shot, LLC for the sale of the assets of the Company associated with its business of directional drilling, downhole surveying, measurement while drilling, steering tools and drilling motor rentals (referred to as the "Multi-Shot Business"). The purchaser of the Multi-Shot Business under the Agreement is a newly organized Texas limited liability company, with the name Multi-Shot, LLC, which includes among its members Allen Neel, currently the Executive Vice President of the Company, as well as two of the Company's other employees employed in the Multi-Shot Business. These persons, referred to as the Key Multi-Shot Employees, are expected to initially hold less than an approximately 10% equity interest in the buyer.

         The transaction includes the sale of all the Company's assets used in the Multi-Shot Business, including certain real property located in Conroe, Texas; improvements and fixtures located on the property; machinery, equipment, trucks, trade fixtures, data processing equipment, furniture, spare parts, and all other tangible personal property used in connection with the Multi-Shot Business; raw materials, jobs in progress inventory, equipment and components held for service, rent or sale, and supply inventory; customer and supplier files, accounting and financial and other records; contracts, leases, agreements and other written or verbal arrangements and customer pre-payments for unshipped goods and services; technical data, written specifications, assembling and process information; governmental and other licenses and permits, to the extent transferable; service marks, trade marks and intellectual property; general intangibles; accounts and other receivables as of the closing date; deposits, goodwill; and prepaid rentals.

         The assets to be sold exclude the Company's cash and cash equivalents (other than deposits), real property located in Broussard, Louisiana and Corpus Christi, Texas, investments, the purchase price for the Multi-Shot Business, and all assets of the Company used in its wireline, plug and abandonment ("P&A") and tubing conveyed perforating ("TCP') business. The buyer will assume specified liabilities, jobs in progress, current liabilities estimated at $2.8 million, as of March 31, 2004, and obligations of the Company under contracts assumed. Liabilities to be assumed by the buyer do not include taxes imposed on the Company arising out of the operation of the Multi-Shot Business, liabilities or expenses of the Company arising out of the transaction, obligations of the Company under employee benefit plans, liabilities arising from the sale of products or services by the Multi-Shot Business prior to the closing date of the sale, including claims asserted under pre-closing warranties, liabilities associated with any claim, proceeding or litigation, deferred revenue, and liabilities

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and obligations arising out of non-compliance with environmental laws.

         The purchase price is $11.0 million of which approximately $10,406,000 is payable in cash at the closing and the balance of approximately $594,000 is to be paid by the release and assignment by the Multi-Shot Key Employees of their claims to change of control payments that may be due as of May 31, 2004 in that aggregate amount under the terms of their employment agreements with the Company. The purchase price is subject to adjustment at the closing, on an initial basis, and again 45 days thereafter, on a final basis, for the amounts by which the net working capital and inventory of the Multi-Shot Business are more or less than the net working capital and inventory of the Multi-Shot Business on November 30, 2003, with respect to net working capital, and December 31, 2003, with respect to inventory, of $270,000 and $5,207,000, respectively. The Agreement contains provisions for the resolution of disputes that may arise in determining these adjustments.

         In addition to post closing adjustments, at the closing of the transaction the buyer will issue a note payable to the Company for certain capital expenditures made by the Company related to the Multi-Shot Business. The note will bear interest at the prime interest rate and will be due two years after the closing of the transaction, but will become immediately due upon a change of control of the Company or upon a sale or merger of Multi-Shot LLC or a sale of all or substantially all of the assets of Multi-Shot LLC. The final amount of the note will be calculated based on certain capital expenditures made by the Company related to the Multi-Shot Business through the date of the closing of the transaction, which are estimated to be in the amount of approximately $200,000.

         In the Agreement, the Company has made representations and warranties as to its due organization, authority to execute and perform the Agreement, its title to and condition of the assets sold, matters relating to the contracts assumed by the buyer, ownership and condition of the equipment sold, title to inventory and absence of liens, the existence of licenses to conduct the Multi-Shot Business, matters as to employment of employees, compliance with laws, absence of litigation and default or breach of any leases, contracts or licenses, the absence of any lien or breach of the Agreement arising out of the transaction, the enforceability of the Agreement, the accuracy of certain financial information provided to the buyer, employee benefits, the absence of certain changes or events, required consents and approvals, absence of adverse information, liens on assets, identity of customers, insurance, interest in customers, business practices, environmental laws and accuracy of disclosure.


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         The buyer has represented and warranted its due organization, its authority to execute and perform the Agreement, the enforceability against it of the Agreement, and the absence of any breach or violation of other agreements.

         The closing of the transaction is conditioned on the accuracy as of the closing of the respective representations and warranties of the parties, the absence of any condition or event that had or would reasonably be expected to have a material adverse effect on the Multi-Shot Business or on the Company's ability to complete the transaction, the compliance by the parties with all the covenants and agreements contained in the Agreement as of the closing, the delivery of closing officers' certificates, documents and opinions, the absence of any litigation seeking to restrain or prohibit the transaction or asserting ownership of a material portion of the assets sold or any claim by any person that it is entitled to all on any portion of the purchase price, the buyer obtaining financing for the transaction, the Company having obtained all necessary approvals and consents to complete the transaction, and the Company having obtained a fairness opinion from Simmons & Company International.

         The closing is to be held within five (5) days of the later of the Company receiving all required approvals to complete the transaction, and the buyer obtaining the financing to complete the transaction, subject to fulfillment or waiver of all other closing conditions.

         Either party can terminate the Agreement if any of the closing conditions to be fulfilled by the other party are incapable of being satisfied. The buyer can terminate the Agreement if: it discovers facts that would or could reasonably be expected to have a material adverse effect on the Multi-Shot Business, or determines that, based on material changes in disclosure to it, it no longer desires to proceed with the transaction; buyer is unable to obtain financing for the transaction on terms reasonably acceptable to it; the Company is in material breach of any representation, warranty, covenant or agreement which is not cured after notice; or the buyer determines for any reason not to consummate the closing. The Company can terminate the Agreement if: it is unable to obtain the necessary approvals to consummate the transaction; if the buyer is in material breach of any representation, warranty, covenant or agreement which is not cured after notice; or the Company determines for any reason not to consummate the closing. If the buyer terminates the Agreement for any reason other than the buyer's inability to obtain financing or it determines for any reason not to consummate the closing or if the Company terminates the Agreement because it is unable to obtain the necessary approvals or it determines for any reason not to consummate the closing, the Company is obligated to pay to the buyer $50,000.


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         The Agreement provides that the Company will indemnify the buyer, its members, managers, officers, partners, agents and employees against costs, lawsuits, liabilities, deficiencies, claims and expenses (referred to in the Agreement as Damages) arising out of a breach of a covenant or warranty, the inaccuracy of any representation in the Agreement or other document furnished under the Agreement, or based upon or arising out of any liability or obligation of the Multi-Shot Business relating to any period prior to the closing date, other than assumed liabilities, arising out of facts and circumstances existing prior to the closing date, other than assumed liabilities, or arising out of facts or circumstances existing on the closing date which are a violation of the Agreement or relate to the violation of any government regulation with respect to real property while the Company was in possession of the property.

         The Agreement provides that the buyer will indemnify the Company, its directors, officers, partners, agents and employees from Damages arising out of a breach of a covenant or warranty, the inaccuracy of any representation in the Agreement or other document furnished under the Agreement, or based upon or arising out of any liability or obligation of the Multi-Shot Business relating to any period on and after the closing date, arising out of facts and circumstances existing as of or after the closing date, other than those based upon or arising out of liabilities retained by the Company, or arising out of facts or circumstances existing on and after the closing date which are a violation of the Agreement.

         The Company's representations and warranties as to title to assets, taxes and environmental matters survive the closing of the transaction for the period of the applicable statute of limitations. The Company's other representations and warranties survive the closing for a period ending on the earlier of twenty-four (24) months following the closing date or a change of control of the Company, provided in any event such representations and warranties will survive the closing for a period of twelve (12) months. The representations and warranties of the buyer survive the closing for a period ending on the earlier of twenty-four (24) months from the closing or a change in control of the Company, provided in any event such representations and warranties will survive the closing for a period of twelve (12) months. Neither party is entitled to indemnification for any individual claim of less than $5,000 or until the total of all individual claims exceeding that amount exceed $100,000, at which time the indemnified party will be entitled to indemnification for all amounts exceeding $100,000. The Company's liability to buyer for indemnification arising out of breaches of representations and warranties relating to title of assets, taxes and environmental matters, and including any other indemnification payments, is limited to the amount of the final purchase price. Otherwise, a party's liability to the other for indemnification is limited to $5.0 million with respect to claims made during the first twelve months after the closing date or $2.5 million with respect to claims made during the second twelve


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months after the closing date, provided, however, if there is a change in control of the Company consummated at any time prior to twenty-four months after the closing date, then upon the later of (a) the change in control of the Company, or (b) one year following the closing date, the liability of both parties is reduced to $-0- as to claims for Damages occurring thereafter.

         Other covenants in the Agreement include the following:

            o If, within twelve months of the closing, there is a change of control of the Company, the Company has agreed that it will not dissolve its corporate entity prior to the end of the indemnification period described above and it will deposit $500,000 to be held in escrow and if such change of control occurs prior to December 31, 2004, the Company agreed not to distribute prior to December 31, 2004 the proceeds from such event to its stockholders to the extent it causes the Company to have less than $5.0 million in liquid assets,

            o After termination of the Agreement or the closing, the parties will not divulge, communicate or use to the detriment of the other or for the benefit of any other person, any confidential information or trade secrets of such party.

         In addition, the Agreement provides that at the closing each party will execute a non-competition agreement, whereby each party agrees that for a period of two years from the closing date neither party (and including the affiliates of the parties) will participate in a business in competition with the business engaged in by the other party as of the closing under the Agreement in the Gulf Coast, Rocky Mountain or Mid-Continent areas of the United States. The Company's non-competition agreement will terminate upon the sale of 50% or more of the capital stock of the Company in a bona-fide transaction to a third party purchaser in which the current officers or directors of the Company own, cumulatively, not more than a 10% interest. Additionally, the Company's non-competition agreement will not apply to any third party purchaser of 50% or more of the assets of the Company in a bona-fide transaction to a third party purchaser in which the current officers or directors of the Company own, cumulatively, not more than a 10% interest, nor will the provisions of the Company's non-competition agreement apply to any third party, unrelated investment entity and its affiliates that become an affiliate of the Company by virtue of making an investment in the Company.

         The parties will enter into a transition services agreement at the closing whereby the Company will agree to provide for up to six (6) months after the closing to the buyer certain consulting services of its director of information technology, human services,

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chief financial officer and human resources and benefits administrator, as well as access to the Company's computer network.

         The parties entered into an amendment to the Agreement on June 10, 2004 to correct a drafting error.

         Reference is made to the Agreement and the amendment thereto, filed as Exhibits to this Current Report on Form 8-K, for a complete statement of its terms and conditions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial statements of business acquired. Not applicable

         (b)  Pro forma financial information Not applicable

         (c)  Exhibits:

              10.1 Asset Purchase Agreement dated June 3, 2004 between Multi-Shot, LLC and the Registrant

              10.2 First Amendment dated June 10, 2004 to Asset Purchase Agreement between Multi-Shot, LLC and the Registrant


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BLACK WARRIOR WIRELINE CORP.

Dated:  June 18, 2004               By:      /s/ William L. Jenkins
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                                             William L. Jenkins, President


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